UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2014 (August 29, 2014)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2014, following the completion of its due diligence review of a portfolio of 14 seniors housing communities located in Michigan and Illinois (collectively, the “Portfolio”), American Realty Capital Healthcare Trust II, Inc. (the “Company”) finalized the prerequisite conditions to acquire the Portfolio under the agreement of sale, dated as of June 16, 2014 (the “Agreement”), by and among American Realty Capital Healthcare Trust Operating Partnership, L.P., Leisure Living Properties – Holt, LLC, Leisure Living Properties – Dewitt, LLC, each a Delaware limited liability company, Lifehouse Crystal Manor Property, LLC, Lifehouse Waldon Woods Property, LLC, Lifehouse – Golden Acres Properties, LLC, Lifehouse – Golden Acres Properties II, LLC, Lifehouse Grand Blanc Properties, LLC, Lifehouse Clare Properties, LLC, Lifehouse Mt. Pleasant Properties, LLC, Lifehouse Mt. Pleasant Properties II, LLC, Lifehouse Prestige Commons Properties, LLC, Leisure Living Properties – Buchanan, LLC, Lifehouse Buchanan Property–II, LLC, Leisure Living Properties – Grand Rapids, LLC, Leisure Living Properties – Holland, LLC, each a Michigan limited liability company, Lifehouse – Oakridge Manor Dixon Properties, LLC, Lifehouse – Oakridge Manor Rockford Properties, LLC, each an Illinois limited liability company (collectively, the “Sellers”) and Lifehouse Holdings, LLC, as representative of the Sellers (the “Representative”). The Agreement was subsequently assumed by American Realty Capital Healthcare Trust II Operating Partnership, L.P. (the “OP”).

The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement.

The description of the Portfolio set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 29, 2014, the Company, through wholly-owned subsidiaries of the OP, consummated the acquisition of the fee simple interest in the Portfolio for a contract purchase price of $90.2 million, exclusive of closing costs. Neither the Sellers nor the Representative have a material relationship with the Company and the acquisition was not an affiliated transaction. The Company funded the acquisition of the Portfolio with proceeds from its ongoing initial public offering of common stock.

The Portfolio contains 493,276 rentable square feet and is 100.0% leased to 14 affiliates of Meridian Senior Living, LLC as of the date of acquisition. The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized cash rental income, rental escalations and renewal options for the tenants included within the Portfolio:

Building	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income	Rental Escalations	Renewal Options
Buchanan Meadows	August 2014	August 2029	25,577	$0.5 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Crystal Springs	August 2014	August 2029	36,756	$1.1 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Golden Orchards	August 2014	August 2029	25,811	$0.4 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options

Lakeside Vista	August 2014	August 2029	110,401	$0.9 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Liberty Court	August 2014	August 2029	19,541	$0.2 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Prestige Centre	August 2014	August 2029	14,800	$0.2 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Prestige Commons	August 2014	August 2029	39,995	$0.4 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Prestige Pines	August 2014	August 2029	24,847	$0.3 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Prestige Place	August 2014	August 2029	10,760	$0.1 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Prestige Pointe	August 2014	August 2029	15,817	$0.2 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Prestige Way	August 2014	August 2029	15,185	$0.4 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options

The Atrium	August 2014	August 2029	21,862	$0.4 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Waldon Woods	August 2014	August 2029	49,270	$0.5 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options
Whispering Woods	August 2014	August 2029	82,654	$1.0 million	3.0% in second through tenth lease years, 2.5% annually, thereafter	2 5-year options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: September 4, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer